SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (date of earliest event reported)  June 18, 1996

                          BALCOR PENSION INVESTORS-VI
         ------------------------------------------------------------
                           Exact Name of Registrant


Illinois                                0-14332
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State or other jurisdiction             Commission file number

2355 Waukegan Road
Suite A200
Bannockburn, Illinois                   36-3319330
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Address of principal                    I.R.S. Employer
executive offices                       Identification
                                        Number

60015
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Zip Code


              Registrant's telephone number, including area code:
                                (847) 267-1600
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ITEM 5. OTHER INFORMATION
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a)  Hawthorne Heights Apartments

As previously reported in the Partnership's Current Report on Form 8-K dated June 18, 1996, on May 20, 1996, the Partnership contracted to sell Hawthorne Heights Apartments, Indianapolis, Indiana, to an unaffiliated party, New Plan Realty Trust, a Massachusetts business trust. The sale closed June 18, 1996. From the proceeds of the sale, the Partnership paid closing costs of $19,400 and $207,125 to an unaffiliated party as a brokerage commission. The Partnership received approximately $8,073,000 representing the remaining proceeds. Of such proceeds, $250,000 will be retained by the Partnership and will not be available until 120 days after closing. Neither the General Partner nor its affiliates received a brokerage commission in connection with the sale of the property. The General Partner will be reimbursed by the Partnership for its actual expenses incurred in connection with the sale.

b)  Shoal Run Apartments

As previously reported in the Partnership's Current Report on Form 8-K dated June 18, 1996, on May 31, 1996, the Partnership contracted to sell Shoal Run Apartments, Birmingham, Alabama for a sale price of $12,000,000. On June 18, 1996, the purchaser exercised its option to terminate the agreement of sale and a closing of the sale will not occur. Pursuant to the agreement of sale, the $120,000 in earnest money previously deposited and interest accrued thereon will be returned to the purchaser.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS
- ----------------------------------------------------------------------

     (a)  FINANCIAL STATEMENTS AND EXHIBITS:

            None

     (B)  PRO FORMA FINANCIAL INFORMATION:

             None

     (C)  EXHIBITS:

          (99) Letter of Termination dated June 18, 1996 relating to the sale of the Shoal Run Apartments, Birmingham, Alabama.


     No information is required under Items 1, 2, 3, 4, 6 and 8 and these items have, therefore, been omitted.
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Signature
- -------------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                    BALCOR PENSION INVESTORS-VI

                         By: Balcor Mortgage Advisors-VI, an Illinois general partnership, its general partner

                         By:  The Balcor Company, a Delaware corporation,
                              a partner

                         By:  /s/  Jerry M. Ogle
                              ------------------------------------
                              Jerry M. Ogle, Vice President
                              and Secretary


Dated:  June 25, 1996
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